Exhibit 11

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report on Dreyfus Premier International Growth Fund, Inc., dated December 18, 1997, which is incorporated by reference in this Registration Statement (Form N-1A 33-44254) of Dreyfus Premier International Growth Fund, Inc.



                                                  ERNST & YOUNG LLP


New York, New York
January 13, 1998